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                                                                    EXHIBIT 21.3



                              REVENGE MARINE, INC.
                            (A Delaware Corporation)

                                    BY-LAWS

                                   ARTICLE I

                                    Offices



         SECTION 1.1. PRINCIPAL EXECUTIVE OFFICE: The principal executive office for the transaction of business of the Corporation shall be fixed and located at 2051 N.W. 11th Street, Miami, Florida 33125.

         The Board of Directors are hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted in the minutes of the corporation:

         SECTION 1.2. OTHER OFFICES: Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business. If any offices, including the principal office, are in Florida, the Board shall designate one of the Florida offices as the principal business office in Florida.

                                   ARTICLE II

                                The Stockholders

         SECTION 2.1. ANNUAL MEETING. There shall be an annual meeting of the stockholders on the second Friday in June of each year at 1:00 p.m. local time, or at such other date or time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

         SECTION 2.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the written resolution or request of a majority or more of the members of the board of directors, the president, or any executive vice president and shall be called upon the written request of the holders of fifty percent (50%) or more in amount, of each class or series of the capital stock of the corporation entitled to vote at such meeting on the matters that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholder proposals, shall further comply with the requirements of Section 2.8 of this Article II.

         SECTION 2.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, no less than ten nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that





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it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock pursuant to the General Corporation Law of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the corporation, unless he shall have previously filed with the secretary of the corporation a written request that notices intended of him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

         SECTION 2.4. FIXING DATE OF RECORD. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (to the extent that such action by written consent is permitted by law, the Certificate of Inc. and these By-Laws), the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directions is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders





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entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. if no record date is fixed, the record date for determining stockholders of any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         SECTION 2.5. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspectors shall be appointed by the board of directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

         SECTION 2.6. QUORUM. At any meeting of the stockholders the holders of one-half of all of the outstanding shares of the capital stock of the corporation taken together as a single class, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

         If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.7. BUSINESS. The chairman of the board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the board of directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the board. The secretary of the corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

         SECTION 2.8. STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the board of directors or the secretary of the corporation with written notice of intention to present a proposal for action at the forthcoming




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meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

         Any stockholder who was as stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the board of directors or the secretary prior to the date set forth hereinabove, such proposal shall be laid over for action at any adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Notwithstanding any other provision of these By-Laws, the Company shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, if applicable; nor shall the Company be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

         SECTION 2.9. PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.10. VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

         SECTION 2.11. VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.





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         SECTION 2.12. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or any special meeting called by the board of directors. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation.

         SECTION 2.13. VOTING OF STOCK OF CERTAIN HOLDERS. Shares of capital stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

         Shares of capital stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

         Shares of capital stock of the corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

         A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

         Shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.

         SECTION 2.14. DIVIDENDS. Subject to the provisions of the certificate of Inc. and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends each sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board may determine to be in the best interests of the corporation, and the board may modify or abolish any such reserve.





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                                  ARTICLE III

                               Board of Directors

         SECTION 3.1. NUMBER AND TERM OF OFFICE. The business and the property of the corporation shall be managed and controlled by the board of directors. The number of directors which shall constitute the whole board shall be three
(3). Within the limits above specified, the number of directors shall be determined by the board of directors pursuant to a resolution adopted by a majority of the directors then in office. Within the limits above specified, the number of directors shall be determined by the board of directors pursuant to a resolution adopted by a majority of the directors then in office. If there is more than one director, the directors shall be classified, in respect solely to the time for which they shall hold office, by dividing them into three classes, each such class to be as nearly as possible equal in number of directors to each other class. The first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such one year anniversary; and the term of office of the directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. At each succeeding annual meeting, the stockholders shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

         SECTION 3.2. VACANCIES. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director. All directors elected to fill vacancies shall hold office for a term expiring at the time at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of an incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the board (as constituted immediately prior to any applicable increase), the Court of proper jurisdiction may, upon application of any stockholder of stockholders holding at least ten percent of the total number of the shares of capital stock at the time outstanding, taken together as a class, having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.





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         SECTION 3.3. PLACE OF MEETINGS, ETC. The board of directors may hold its meetings, and may have an office and keep the books of the corporation (except as otherwise may be provided for by law), in such place or places in the state of Florida or outside of the state of Florida, as the board from time to time may determine. Any director may participate telephonically in any meeting of the board of directors, and such participation shall be considered to be the same as his physical presence thereat.

         SECTION 3.4. REGULAR MEETINGS. Regular meetings of the board of directors shall be held on the day of the annual meeting of stockholders after the adjournment of such meeting of stockholders, and at such other times and places as the board of directors may fix. No notice shall be required for any such regular meeting of the board.

         SECTION 3.5. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by direction of the chairman or vice-chairman of the board, the president, an executive vice president or two-thirds of the directors then in office.

         The secretary shall give notice of each special meeting, stating the date, hour and place thereof, by mailing or telegraphing the same, at least ten days before the meeting, to each director; but such notice may be waived by any director. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         SECTION 3.6. QUORUM. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn the meting from time to time.

         SECTION 3.7. BUSINESS. Business shall be transacted at meetings of the board of directors in such order as the board may determine. At all meetings of the board of directors, the chairman of the board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

         SECTION 3.8. CONTRACTS. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or





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         (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

         (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         SECTION 3.9 COMPENSATION OF DIRECTORS. Each director of the corporation who is not a salaried officer or employee of the corporation, or of a subsidiary of the corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the board of directors or the executive committee or any other committee appointed by the board as the board may from time to time determine.

         SECTION 3.10. ELECTION OF OFFICERS AND COMMITTEES. At the first regular meeting of the board of directors in each year (at which a quorum shall be present) held next after the annual meeting of stockholders, the board of directors shall elect the principal officers of the corporation, and members of the executive committee, if any, to be elected by the board of directors under the provisions of Article IV and Article V of these By-Laws. The board of directors may designate such other committees with such power and authority (to the extent permitted by law, the Certificate of Inc. and these By-Laws), as may be provided by resolution of the board of directors.

         SECTION 3.11. NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at the annual meeting of the stockholders, the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee




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and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors, and; (e) the consent of each nominee to serve as a director or the corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 3.12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting of all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or Committee.

         SECTION 3.13. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any Committee thereof, may participate in a regular or special meeting of the Board of Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE IV

                              Executive Committee

         SECTION 4.1. NUMBER AND TERM OF OFFICE. The board of directors may, at any meeting, by majority vote of the board of directors, elect from the directors an executive committee, audit committee and/or a compensation committee or any other committee that the board of directors so determines is in the best interest of the corporation. The committees shall consist of such number of members as may be fixed from time to time by resolution of the board of directors. The officer-directors, by virtue of their offices shall be members of the committees. Unless otherwise ordered by the board of directors, each elected member of a committee shall continue to be a member thereof until the expiration of his term of office as a director.

         SECTION 4.2. POWERS. The executive committee may, while the board of directors is not in session, exercise all or any of the powers of the board of directors in all cases in which specific directions shall not have been given by the board of directors; except that the executive committee shall not have the power or authority of the board of directors in reference to amending the Certificate of Inc., adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the By-Laws of the corporation, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger.





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         SECTION 4.3. MEETINGS Regular meetings of the executive committee may be held without notice at such times and places the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than ten days notice given in person, by mail, by telegraph or by facsimile (if allowed by law), stating the place, date and hour of the meeting, but such notice may be waived by any member of the executive committee. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice any business may be transacted.

         SECTION 4.4. PRESIDING OFFICER. At all meetings of the executive committee the chairman of the executive committee, who shall be designated by the board of directors from among the members of the committee, shall preside, and the board of directors shall designate a member of such committee to preside in the absence of the chairman thereof. The board of directors may also similarly elect from their number one or more alternate members of the executive committee to serve at the meetings of such committee in the absence or disqualification of any regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them.

         SECTION 4.5. VACANCIES. The board of directors, by majority vote of the board of directors then in office, shall fill vacancies in the executive committee by election from the directors.

         SECTION 4.6. RULES OF PROCEDURE; QUORUM. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the board of directors.

         The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the board of directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a majority of all of the members of the committee present at the meeting shall be necessary for the adoption of any resolution.

                                   ARTICLE V

                                  The Officers

         SECTION 5.1. NUMBER AND TERM OF OFFICE. The officers of the corporation may be a president (who shall be a director), one or more executive vice-presidents, a secretary, a treasurer, and such other officers as may from time to time be elected or appointed by the board of directors, including such additional vice-presidents with secretaries and assistant treasurers as may be determined by the board of directors. In addition, the board of directors may elect a chairman of the board and may also elect a vice-chairman as officers of the




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corporation, each of whom must also be a director. Any two or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer and secretary.

         The officers of the corporation shall be elected or appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. Vacancies or new officers may be filled any time. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the board of directors.

         Each of the salaried officers of the corporation shall devote his entire time, skill and energy to the business of the corporation, unless the contrary is expressly consented to by the board of directors or the executive committee.

         SECTION 5.2. REMOVAL. Any officer may be removed by the board of directors whenever, in its judgment, the best interests of the corporation would be served thereby.

         SECTION 5.3. THE CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall preside at all meetings of stockholders and of the board of directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the board of directors. The board of directors may designate the chairman of the board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the board of directors for the chief executive officer.

         SECTION 5.4. THE VICE-CHAIRMAN. The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the board of directors. In the absence or inability to act of the chairman of the board and the president, he shall preside at the meetings of the stockholders and of the board of directors and shall have and exercise all of the powers and duties of the chairman of the board. The board of directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the board of directors for the chief executive officer.

         SECTION 5.5. THE PRESIDENT. The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the board of directors and by the chief executive officer (if the president is not the chief executive officer). The president, if there is no chairman of the board, or in the absence or the inability to act of the chairman of the board, shall preside at all meetings of stockholders and of the board of directors. Unless the board of directors designates the chairman of the board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by the By-Laws and the board of directors for the chief executive officer.





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

         SECTION 5.6. THE CHIEF EXECUTIVE OFFICER. Unless the board of directors designates the chairman of the board or the vice-chairman as chief executive officer, the president shall be the chief executive officer. The chief executive officer o the corporation shall have, subject to the supervision and direction of the board of directors, general supervision of the business, property and affairs of the corporation, including the power to appoint and discharge agents and employees, and the powers vested in hiring the board of directors, by law or by these By-Laws, or which usually attach or pertain to such office.

         SECTION 5.7. THE EXECUTIVE VICE-PRESIDENTS. In the absence of the chairman of the board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board, the president and the vice-chairman. Any executive vice-president may sign, with the secretary or an authorized assistant secretary, certificates for stock of the corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president, the vice-chairman, the board of directors or these By-Laws.

         SECTION 5.8. THE VICE-PRESIDENTS. The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the board, the president, the vice-chairman, the board of directors, or these By-Laws.

         SECTION 5.9. THE TREASURER. Subject to the direction of chief executive officer and the board of directors, the treasurer shall have charge and custody of all the funds and securities of the corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the corporation, checks, notes and other obligations, and hall cause the deposit of same to the credit of the corporation in such bank or banks or depositary as the board of directors may designate or as the board of directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to he corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the corporation (provided, however, that the board of directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the board of directors, he shall sign with an officer-director all bills of exchange and promissory notes of the corporation; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; whenever required by the board of directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the corporation in books of the corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the corporation upon application t his office during business hours; and he shall perform all acts incident to the position of treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum as the board of directors may require.





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

         SECTION 5.10. THE SECRETARY. The secretary shall keep the minutes of all meetings of the board of directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the board of directors) the minutes of all committees, in books provided for that purpose, he shall attend to the giving and serving of all notices of the corporation; he may sign with an officer-director or any other duly authorized person, in the name of the corporation, all contracts authorized by the board of directors or by the executive committee, and, when so ordered by the board of directors or the executive committee, he shall affix the seal of the corporation thereto; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the board of directors.

         SECTION 5.11. THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers, if any, shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors may determine. The assistant secretaries, if any, as thereunto authorized by the board of directors may sign with the chairman of the board, the president, the vice-chairman or an executive vice-president, certificates for stock of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the board of directors, or these By-Laws.

         SECTION 5.12. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         SECTION 5.13. VOTING UPON STOCKS. Unless otherwise ordered by the board of directors or by the executive committee, any officer-director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors may confer like powers upon any other person or persons.

                                   ARTICLE VI

                              Contracts and Loans

         SECTION 6.1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.





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

         SECTION 6.2 LOANS. The Board of Directors shall grant senior management, in an amount to be set by the Board of Directors, a right to contract for indebtedness on behalf of the corporation.

                                  ARTICLE VII

                   Certificates for Stock and Their Transfer

         SECTION 7.1. CERTIFICATES FOR STOCK. Certificates representing stock of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president, the vice-chairman or an executive vice-president and by the secretary or an authorized assistant secretary and shall be sealed with the seal of the corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and the date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         SECTION 6.2. TRANSFERS OF STOCK. Transfers of stock of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transferor thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such stock. The person in whose name stock stands on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VIII

                                  Fiscal Year

         SECTION 8.1. FISCAL YEAR. The fiscal year of the corporation shall coincide with the calendar year, that ending on June 30th.




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


                                   ARTICLE IX

                                      Seal

         SECTION 9.1. SEAL. The board of directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation.

                                   ARTICLE X

                                Waiver of Notice

         SECTION 10.1. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Inc. or under the provisions of the General Corporation Law of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Inc. or the General Corporation Law of Delaware shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any businesses because the meeting is not lawfully called or convened.

                                   ARTICLE XI

                                   Amendments

         SECTION 11.1. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the board of directors of the corporation by the unanimous affirmative vote of the members of the board, or by the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the shareholders called for that purpose.

                                  ARTICLE XII

                                Indemnification

         SECTION 12.1. INDEMNIFICATION. The Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law, as amended from time to time.

         SECTION 12.2. PERSONS. The Corporation shall indemnify, to the extent provided in Sections 12.3, 12.4 or 12.5:

         (1) any person who is or was director, officer, agent or employee of the Corporation, and





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         (2) any person who serves or served at the Corporation's requested as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

         SECTION 12.3. EXTENT - DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation against a person named in Section 12.2 by reason of his or her holding a position named in Section 12.2 the Corporation shall indemnify him/her, if he/she satisfies the standard in Section 12.3, for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of the suit.

         SECTION 12.4. STANDARD - DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation, a person named in Section 12.2 shall be indemnified only if:

         (1)  he or she is successful on the merits or otherwise, or

         (2) he or she acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he or she shall not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         SECTION 12.5. EXTENT - NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation against a person named in
Section 12.2 by reason of his holding a position named in Section 12.2, the Corporation shall indemnify him/her, if he or she satisfies the standard in
Section 12.6 for amounts actually and reasonably incurred by him/her in connection with the defense or settlement of the suit as

         (1) expenses (including attorneys' fees),
         (2) amounts paid in settlement
         (3) judgments, and
         (4) fines.

         SECTION 12.6. STANDARD - NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in Section 12.2 shall be indemnified only if:

         (1)  he/she is successful on the merits or otherwise, or

         (2) he/she acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he/she




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

had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Section 12.6(2).

         SECTION 12.7. DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Section 12.4 or Section 12.6 has been satisfied may be made by a court of law or equity or the determination may be made by:

         (1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

         (2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

         (3) the Shareholders of the Corporation.

         SECTION 12.8. PRORATION. Anyone making a determination under Section
12.7 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         SECTION 12.9. ADVANCE PAYMENT. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under Sections 12.2 - 12.8 if:

         (1)  the Board of Directors authorizes the specific payment and

         (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under Sections 12.2 - 12.8.

         SECTION 12.10. NONEXCLUSIVE. The indemnification provided by Sections
12.2 - 12.8 shall not be exclusive of any other rights to which a person may be entitled by law or by by-law, agreement, vote of Shareholders or disinterested directors, or otherwise.

         SECTION 12.11. CONTINUATION. The indemnification and advance payment provided by Sections 12.2 - 12.8 shall continue as to a person who has ceased to hold a position named in Section 12.2 and shall inure to his heirs, executors and administrators.

         SECTION 12.12. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Sections 12.2 against any liability incurred by him in any such positions or arising out of this status as such, whether or not the Corporation would have power to indemnify him against such liability under Sections 12.2 - 12.8.






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         SECTION 12.13. REPORTS. Indemnification payments, advance payments, and insurance purchases and payments made under Sections 12.2 - 12.12 shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

         SECTION 12.14. LIABILITY OF DIRECTORS. The directors shall not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.





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